UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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☐	Soliciting Material Pursuant to §240.14a-12

Silicon Laboratories Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Silicon Laboratories Inc.

400 West Cesar Chavez

Austin, Texas 78701

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 21, 2020

Silicon Laboratories Inc. (the “Company”) is providing this supplement to the proxy statement (the “Proxy Statement”) that the Company furnished to its stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of the Stockholders of the Company to be held on April 21, 2020 at 9:00 a.m. Central Time. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to stockholders on April 6, 2020. Only stockholders of record on the close of business on February 26, 2020 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2020

To the Stockholders of Silicon Laboratories Inc.:

Due to the ongoing public health impact of the novel coronavirus, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of the Company has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020 at 9:00 a.m. Central Time. Due to public health concerns regarding the novel coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on the Record Date, or hold a legal proxy for the meeting provided by your bank, broker or nominee. The Annual Meeting will be held at www.virtualshareholdermeeting.com/SLAB2020. To attend and vote at the Annual Meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. Questions may be submitted online during the Annual Meeting. A list of shareholders of record will be available during the virtual Annual Meeting for inspection by stockholders for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/SLAB2020.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.

By Order of the Board of Directors,

Néstor Ho
Chief Legal Officer, Vice President and Corporate Secretary
April 6, 2020